UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 23, 2013, The ExOne Company (“ExOne”) announced that Rainer Hoechsmann has been appointed as Chief Development Officer of ExOne. This newly established global position is in addition to Mr. Hoechsmann’s existing responsibility as General Manager of ExOne GmbH. In connection with Mr. Hoechsmann’s appointment as Chief Development Officer, ExOne entered into a new employment agreement with Mr. Hoechsmann (the “Parent Employment Agreement”), and amended and restated Mr. Hoechsmann’s current employment agreement as the Managing Director (the “Managing Director Contract” together with the Parent Employment Agreement, the “Employment Agreement”) of ExOne GmbH (“ExOne Germany” together with ExOne, the “Company”) for an initial term which will begin on January 1, 2014, and end on December 31, 2017 (the “Initial Term”), and thereafter shall continue for an indefinite period, unless terminated upon three months prior notice from the end of a quarter or for good cause.

Pursuant to the Employment Agreement, Mr. Hoechsmann will receive an annual base salary of EUR 222,720, and an additional EUR 2,288 bonus paid in December. Furthermore, Mr. Hoechsmann shall be eligible to participate in any long term incentive compensation plan maintained by ExOne on the terms established from time to time by the Board or the Compensation Committee of the Board.

Mr. Hoechsmann shall be entitled to receive reimbursement for any costs and expenses, including travel expense, incurred in connection with performance of his duties under the Employment Agreement. Mr. Hoechsmann is also entitled to thirty days’ paid vacation per annum.

During the term of the Employment Agreement, and for a period of two years after its termination, Mr. Hoechsmann shall be subject to non-competition and non-solicitation restrictions. Upon termination of the Employment Agreement, the Company shall pay Mr. Hoechsmann compensation in the amount of fifty percent of the average fixed annual salary of the last three years, per year, for the duration of the non-competition and non-solicitation restrictions.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Parent Employment Agreement and the Managing Director Contract, each filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 23, 2013, ExOne issued a press release announcing Mr. Hoechsmann as the new Chief Development Officer, effective January 1, 2014. A copy of the press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement, by and between The ExOne Company and Rainer Hoechsmann, effective January 1, 2014.

10.2	Managing Director Contract, by and between ExOne GmbH and Rainer Hoechsmann, effective January 1, 2014.

99.1	Press Release dated December 23, 2013, announcing Mr. Hoechsmann as ExOne’s Chief Development Officer, effective January 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ John Irvin
John Irvin
Chief Financial Officer

Dated: December 23, 2013

Exhibit Index

Number	Exhibit

10.1	Employment Agreement, by and between The ExOne Company and Rainer Hoechsmann, effective January 1, 2014.

10.2	Managing Director Contract, by and between ExOne GmbH and Rainer Hoechsmann, effective January 1, 2014.

99.1	Press Release dated December 23, 2013, announcing Mr. Hoechsmann as ExOne’s Chief Development Officer, effective January 1, 2014.